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                      RETAIL FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 25th of June, 2004, by and among HARTFORD LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of Connecticut (hereinafter the "Company"), on its own behalf and on behalf of each separate account of the Company set forth in SCHEDULE A hereto, as may be amended from time to time (each such account hereinafter referred to as a "Separate Account"), and PIONEER FUNDS DISTRIBUTOR, INC. ("PFD"), a Massachusetts corporation and a member of the UniCredito Italiano banking group, register of banking groups (hereinafter the "Underwriter").

                                  WITNESSETH:

WHEREAS, the Underwriter is the principal underwriter of the Pioneer family of mutual funds (each a "Fund" and collectively, the "Funds"): and

WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

WHEREAS, the Company issues certain group variable annuity contracts and group funding agreements (the "Contracts") in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "Code"): and

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Underwriter is registered as a broker-dealer with the Securities and Exchange Commission (hereinafter the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds set forth in SCHEDULE A on behalf of each corresponding Separate Account set forth on such SCHEDULE A to fund the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

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               ARTICLE I. Purchase and Redemption of Fund Shares.

1.1 NSCC Provision. On any business day ("Business Day") that the New York Stock Exchange and a Fund is open for business, the Company will accept request orders for the purchase, transfer and redemption of shares of that Fund, when such request orders are received in compliance ("good order") with the then existing requirements of the Funds' prospectus. Orders received by the Company prior to the close of trading on the New York Stock Exchange (usually 4:00 p.m. Eastern Time) on any Business Day ("Business Day" or "Day 1") shall be transmitted by the Company, via the NSCC's DCC&S Fund/SERV system to the Underwriter or its designated affiliate no later than 9:00 a.m. Eastern Time on the next Business Day ("Day 2"). Such trades will be effected as of the close of trading on Day 1 subject to the terms of such Fund's prospectus.

1.2 Non-NSCC Provision. To the extent that such orders cannot be transmitted to the Underwriter or its designated affiliate via the DCC&S Fund/SERV system, such orders shall be transmitted via facsimile to the Underwriter or its designated affiliate by 10:00 a.m. Eastern time on Day 2. Such trades will be effected on Day 1 subject to the terms of such Fund's prospectus.

1.3 With respect to request orders placed on each Business Day on which both parties have access to NSCC and NSCC calculates a net purchase order, the Company agrees to initiate payment for net purchases of shares attributable to all orders executed through NSCC on a given Business Day by wire to the Underwriter or its designated affiliate through NSCC by 1:00 p.m. on Day 2 for each Fund involved. The Underwriter agrees that payment for net redemptions of shares attributable to all orders executed through NSCC on a given Business Day will be wired to the Company through NSCC on such Business Day for each Fund involved. Such payments will be made by Federal Funds wire transfer and will be initiated in accordance with the rules and regulations of the NSCC, as amended from time to time.

With respect to request orders placed on each Business Day on which a party is unable to access NSCC, the Company will wire payment for net purchase orders to an account designated by the Underwriter. The Company agrees that by 1:00 P.M. Eastern Time on Day 2, the Company will initiate, the wire payment for net purchases of shares attributable to all orders executed on a given Business Day. The Underwriter agrees that payment for net redemptions of shares attributable to all orders executed on a given Business Day will be wired by the Underwriter, to an account designated by the Company, by 1:00 P.M. Eastern Time on Day 2; provided, however, that if a Plan Account in any Fund is to be redeemed in full such that it will have a zero balance following the redemption, the Underwriter reserves the right to wire transfer the redemption proceeds within the time set forth in the Fund's prospectus. Such payments will be made by Federal Funds wire transfer.

1.4 The Company will place separate orders to purchase or redeem shares of each Fund.

1.5 Issuance and transfer of the Fund's shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

1.6 The Underwriter shall furnish to the Company any income, dividends or capital gain distributions payable on the Fund's shares as soon as reasonably available. The Company hereby elects to receive all such dividends and distributions as are payable on a Fund's shares in the form of additional

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shares of that Fund. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by the Fund.

1.7 Pricing Information. The Underwriter or its designated affiliate will make the following information available to the Company by 6:30 p.m. Eastern Time on each Business Day: (i) net asset value ("NAV") information as of the close of trading (normally 4:00 p.m. Eastern Time) on the New York Stock Exchange or as of such other times at which the Fund's NAV is calculated as specified in such Fund's prospectus; (ii) dividend and capital gains information as such becomes available; and (iii) in the case of income Funds, the daily accrual for the Funds' interest rate factor.

1.8 Price Errors. The Underwriter or its designated affiliate will follow its internal policies to determine whether an adjustment is necessary to correct any error in the computation of the NAV per share for any Fund.

       1. Notification. If an adjustment is required to correct any error in the computation of the NAV of Shares ("Price Error"), the Underwriter shall notify the Company as soon as practicable after discovering the Price Error. Notice may be made via facsimile or via direct or indirect systems access and shall state the incorrect price, the correct price and, to the extent communicated to the Funds' other shareholders, the reason for the price change.

       2. Underpayments. If a Price Error causes a Separate Account to receive less than the amount to which it would otherwise have been entitled prior to a price adjustment, the Underwriter shall adjust its records to accurately reflect the number of shares held by the Separate Account.

       3. Overpayments. If a Price Error causes a Separate Account to receive more than the amount to which it otherwise would have been entitled, the Company, when requested by the Underwriter, will use all commercially reasonable efforts to attempt to collect such excess amount from the applicable Separate Account. Absent the Company's failure to use all commercially reasonable efforts to attempt to collect such amount, the Company will in no event be liable to any of the parties for any such amounts if, prior to notice from the Underwriter of a price adjustment, such amounts were distributed to the Separate Account.

       4. Expenses. If a Price Error causes the Company to adjust its records for the Separate Account, the Underwriter will reimburse the Company for all reasonable costs and expenses (including reasonable hourly compensation for any personnel utilized by the Company in making such adjustments) incurred by the Company in making such adjustments.

       5. Liability. Except as otherwise expressly set forth in this Agreement, the Company will have no responsibility or liability for calculating the Funds' NAV or for a Price Error.

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                   ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts are or will be registered unless exempt and that it will make every effort to maintain such registration under the 1933 Act to the extent required by the 1933 Act; that the Contracts are intended to be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account prior to any issuance or sale of Contracts, shares or other interests therein, as a segregated asset account under the insurance laws of the State of Connecticut and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act, unless exempt therefrom, to serve as a segregated investment account for the Contracts. Unless exempt, the Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2 The Underwriter represents and warrants that (i) Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold; (ii) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; and (iii) the Fund shall register and qualify its shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.3 The Underwriter, represents that each Fund (a) is currently qualified as a Regulated Investment Company under Subchapter M of the Code; (b) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); and (c) will notify the Company immediately upon having a reasonable basis for believing that such Fund has ceased to so qualify or might not so qualify in the future.

2.4 To the extent that the Fund finances distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Underwriter represents that the Fund's Board of Trustees or Directors, as applicable, including a majority of its Trustees/Directors who are not interested persons of the Fund, have formulated and approved a plan under Rule 12b-1 to finance distribution expenses.

2.5 The Underwriter makes no representation as to whether any aspect of the Fund's operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or insurance regulations of the various states except that the Underwriter represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the States of Connecticut and California. The Underwriter represents that its and the Fund's respective operations are and shall at all times remain in material compliance with the laws of the State of Connecticut to the extent required to perform this Agreement.

2.6 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

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2.7  The Underwriter represents that each Fund is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8 The Underwriter represents and warrants that all of the Fund's Trustees/Directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.9 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10 The foregoing representations and warranties shall be made, by the party hereto that makes the representation or warranty as of the date first written above and at the time of each purchase and each sale of the Fund's shares pursuant to this Agreement.

        ARTICLE III. Prospectuses; Reports and Proxy Statements; Voting

3.1 The Underwriter shall provide the Company at no charge with as many printed copies of each Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of the Fund's current prospectus and statement of additional information, the Fund shall provide camera-ready film, computer diskettes, e-mail transmissions or PDF files containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund are amended during the year) to have the prospectus for the Contracts (if applicable) and the Fund's prospectus printed together in one document or separately. The Company may elect to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

3.2(a) The Underwriter shall be responsible for providing the Company at no charge with copies of the Fund's proxy statements, Fund reports to shareholders, and other Fund communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.2(b) The Underwriter shall be responsible for the cost of typesetting, printing and distributing all Fund prospectuses, statements of additional information, Fund reports to shareholders and other Fund communications to Contract owners and prospective Contract owners. The Fund shall pay for all costs for typesetting, printing and distributing proxy materials.

3.3. The Fund's statement of additional information shall be obtainable by Contract owners from the Fund, the Underwriter, the Company or such other person as the Fund may designate.

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3.4  If and to the extent required by law the Company shall distribute all proxy material furnished by the Fund to Contract owners to whom voting privileges are required to be extended and shall:

       A.  solicit voting instructions from Contract owners;

       B. vote the Fund shares held in the Separate Account in accordance with instructions received from Contract owners; and

       C. so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable annuity contract owners, vote Fund shares held in the Separate Account for which no timely instructions have been received, in the same proportion as Fund shares of such Fund for which instructions have been received from the Company's Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account for its own account, to the extent permitted by law. Notwithstanding the foregoing, with respect to the Fund shares held by unregistered Separate Accounts that issue Contracts issued in connection with employee benefit plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Company shall vote such Fund shares allocated to such Contracts only in accordance with the Company's agreements with such Contract owners.

3.5 The Underwriter represents and warrants that the Fund will comply with all provisions of the 1940 Act requiring voting by shareholders. The Underwriter represents and warrants that the Fund will not hold annual meetings but will hold such special meetings as may be necessary from time to time.

                   ARTICLE IV. Sales Material and Information

4.1 The Company shall furnish, or shall cause to be furnished, to the Fund, the Underwriter or their designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Fund, the Adviser or the Underwriter is described, at least five calendar days prior to its use. No such literature or material shall be used without prior approval from the Fund, the Underwriter or their designee, however, the failure to object in writing within five calendar days will be deemed approval. The Company shall use best efforts to use content from Fund materials previously approved by the Underwriter. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.2 Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

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4.3  The Underwriter shall furnish, or shall cause to be furnished, to the
Company or its designee, each piece of sales literature or other promotional material in which the Company or any Separate Account is named, at least five calendar days prior to its use. No such literature or material shall be used without prior approval from the Company or its designee, however, the failure to object in writing within five calendar Days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.4 The Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in the Contracts, a disclosure document, registration statement or prospectus for the Contracts (if applicable), as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contract owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5 The Underwriter will provide to the Company at least one complete copy of all prospectuses, statements of additional information, reports to shareholders, proxy statements, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.

4.6. The Company will provide to the Fund at least one complete copy of all prospectuses, statements of additional information, reports, solicitations for voting instructions, and all amendments to any of the above, if applicable to the investment in a Separate Account or Contract, promptly after the filing of such document with the SEC or other regulatory authorities.

4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, Internet, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, disclosure documents, prospectuses, statements of additional information, shareholder reports, and proxy materials.

4.8 The Underwriter authorizes the Company to use the names or other identifying marks of Pioneer, including PIONEER INVESTMENTS[ILLEGIBLE], and the Funds in connection with the services to be provided hereunder. The Underwriter or its affiliates may withdraw this authorization as to any particular use of any such name or identifying mark at any time: (a) upon a reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of the Underwriter or its affiliates or a Fund or (b) if any of the Funds cease to be available through the Company. Except as set forth in this Agreement, neither party will cause or permit, without prior written permission, the use, description or reference to the other party's name, or to the relationship contemplated in this Agreement, in any advertisement, or promotional materials or activities, including without limitation, any advertisement or promotional materials published, distributed, or made available, or any activity conducted through, the Internet or any other electronic medium.

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4.9  The Underwriter agrees and acknowledges that it has no right, title or interest in the names and marks of the Company, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Company. Except as provided in
Section 4.3, the Underwriter acknowledges that neither the Underwriter nor the Fund shall use any such names or marks on its own behalf or on behalf of a Fund in connection with marketing the Fund without prior written consent of the Company. Upon termination of this Agreement for any reason, the Fund and Underwriter shall cease all use of any such names or marks.

                          ARTICLE V. Fees and Expenses

5.1 The Fund shall pay the fees and expenses provided for in the attached SCHEDULE B.

5.2 Within 30 days after each quarter end, the Company will send the Underwriter a written request for payment that sets forth the amount to be paid in a mutually agreeable form.

                          ARTICLE VI. Indemnification

6.1  Indemnification By The Company

(a) The Company agrees to indemnify and hold harmless the Fund, the Underwriter and each of their respective trustees, directors, officers, employees or agents and each person, if any, who controls the Fund or the Underwriter within the meaning of section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the disclosure statement, registration statement, prospectus or statement of information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to an Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Fund to the Company on behalf of the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

       (ii) arise out of or as a result of (a) statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, Fund prospectus or sales literature or other promotional material of the Fund not supplied by

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             the Company, or persons under its control and other than statements or representations authorized by the Fund, the Underwriter or the Adviser); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

       (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, Fund prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Underwriter by the Company or persons under its control; or

       (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

       (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 6.1(b) and 6.3 hereof.

(b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c) In accordance with Section 6.3 hereof, the Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

6.2  Indemnification By the Underwriter

(a) The Underwriter agrees, with respect to each Fund that it distributes, to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Funds that it distributes or the Contracts and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading: provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in

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            reliance upon and in conformity with information furnished by such
            Indemnified Party or the Company to the Fund or the Underwriter on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

       (ii) arise out of or as a result of (a) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or the Underwriter or persons under their respective control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Fund or the Underwriter or persons under the control of the Fund or the Underwriter, respectively, with respect to the sale or distribution of the Contracts or Fund shares; or

       (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Fund or the Underwriter or persons under the control of the Fund or the Underwriter, respectively; or

       (iv) arise as a result of any material failure by the Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

       (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund; except to the extent provided in Sections 6.2(b) and 6.3 hereof.

(b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c) In accordance with Section 6.3 hereof, the Indemnified Parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.3.  Indemnification Procedure

(a) Any person obligated to provide indemnification under this Article VI ("Indemnifying Party" for the purpose of this Section 6.3) shall not be liable under the indemnification provisions of this Article VI with respect to any claim made against a party entitled to indemnification under this Article VI ("Indemnified Party" for the purpose of this Section 6.3) unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VI. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

       (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or

       (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI shall survive any termination of this Agreement.

                          ARTICLE VII. Applicable Law

7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

7.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                           ARTICLE VIII. Termination

8.1  This Agreement shall terminate:

(a) at the option of any party upon six months' advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

(b) at the option of the Fund or the Underwriter, upon institution of formal proceedings against the Company by the NASD, NASD Regulation, Inc. ("NASDR"), the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Separate Accounts, or the purchase of the Fund shares, which in the judgment of the Fund, the Underwriter or the Adviser are reasonably likely to have a material adverse effect on the Company's ability to perform its obligations under this Agreement: or

(c) at the option of the Company upon institution of formal proceedings against the Fund, the Underwriter or the Adviser by the NASD, NASDR, the SEC, or any state securities or insurance department or any other regulatory body, related to the purchase or sale of the Fund shares or the operation of the Fund which in the judgment of the Company are reasonably likely to have a material adverse effect on the Underwriter's, the Fund's or the Adviser's ability to perform its obligations under this Agreement; or

(d) at the option of the Company if a Fund delineated in SCHEDULE A ceases to qualify as a Regulated Investment Company under Subchapter M of the Code (a "RIC"). or under any successor or similar provision, and the disqualification is not cured within the period permitted for such cure, or if the Company reasonably believes that any such Fund may fail to so qualify and be unable to cure such disqualification within the period permitted for such cure; or

(e) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; provided that the party not in breach shall give the party in breach notice of the breach and the party in breach does not cure such breach within 30 days of receipt of such notice of breach; or

(f) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund, the Underwriter or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

(g) at the option of the Fund or the Underwriter if the Fund or the Underwriter, respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or Underwriter.

8.2  Notice Requirement

(a) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(b), 8.1(c) or 8.1(d), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties; provided that for any termination of this Agreement based on the provisions of
Section 8.1(d), said termination shall be effective upon the Fund's failure to qualify as a RIC and to cure such disqualification within the period permitted for such cure.

(b) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(f) or 8.1(g), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 60 days before the effective date of termination.

8.3 It is understood and agreed that the right to terminate this Agreement pursuant to Section 8.1(a) may be exercised for any reason or for no reason.

8.4  Effect of Termination

(a) Notwithstanding any termination of this Agreement pursuant to Section 8.1(a) through 8.1(g) of this Agreement and subject to Section 1.2 of this Agreement, the Company may require the Fund and the Underwriter to continue to make available additional shares of the Fund for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body.

(b) Fund and/or Underwriter shall remain obligated to pay Company the fee in effect as of the date of termination for so long as shares are held by the Accounts and Company continues to provide services to the Accounts. Such fee shall apply to shares purchased both prior to and subsequent to the date of termination. This Agreement, or any provision thereof, shall survive the termination to the extent necessary for each party to perform its obligations with respect to shares for which a fee continues to be due subsequent to such termination.

                              ARTICLE IX. Notices

9.1 (a) Any notice shall be deemed duly given only if sent by hand or overnight express delivery, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given the date received or rejected by the addressee.

     If to the Company:

          Hartford Life Insurance Company
          200 Hopmeadow Street
          Simsbury, Connecticut 06089
          Attention: Vice President, Investment
          Products Division

     with a copy to:

          General Counsel
          Hartford Life Insurance Company
          200 Hopmeadow Street
          Simsbury, Connecticut 06089

     If to the Underwriter:

          Attention: President
          Pioneer Funds Distributor, Inc.
          60 State Street
          Boston, MA 02109

     With a copy to:

          General Counsel
          Pioneer Investment Management USA Inc.
          60 State Street
          Boston, MA 02109

                            ARTICLE X Miscellaneous

10.1 Subject to law and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all other information reasonably identified as such in writing by any other party hereto, and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information without the express prior written consent of the affected party until such time as it may come into the public domain. In addition, the parties hereby represent that they will use and disclose Personal Information (as defined below) only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). "Personal Information" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

10.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.5 This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

10.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, NASDR and state insurance regulators) and shall permit each other and such authorities (and the parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may reasonably request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California laws and regulations.

10.7 Each party represents that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (b) the party has obtained, and during the term of this Agreement will maintain, all authorizations, licenses, qualifications or registrations required to be maintained in connection with the performance of its duties under this Agreement; and (c) the party will comply in all material respects with all applicable laws, rules and regulations.

10.8 The parties to this Agreement may amend by written agreement the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Funds of the Fund.

10.9 The Company hereby acknowledges that: (i) the Company has adopted an anti-money laundering program that complies with the requirements of applicable anti-money laundering laws, including the USA Patriot Act, the Bank Secrecy Act and applicable regulations thereunder; (ii) the Company regularly searches its databases for shareholder/customer names and countries appearing on U.S. governmental agencies' lists of prohibited persons (e.g., lists maintained by the Office of Foreign Assets Control); and (iii) the Company monitors its compliance with such program. The Company agrees to notify the Underwriter and the Funds of any: (i) identified instances of non-compliance that involve an account related to the Funds or the Underwriter (a "Pioneer Related Account"), either through a shareholder or transaction(s); and (ii) other anti-money laundering issues that may arise with respect to a Pioneer Related Account. The Company agrees to notify the Underwriter and the Funds with such periodic certifications of compliance as the Underwriter may reasonably request.

10.10 The Company agrees to use its best efforts to assist the Underwriter and the Funds to identify and address excessive or short-term trading in the Funds, consistent with the policies of the Underwriter and each Fund as described in the Fund's prospectus. The Company further agrees to notify the Underwriter in the event that the Company becomes aware of any excessive or short-term trading that is inconsistent with such policies with respect to any intermediary or account, including any aggregate activity by accounts under common control. The Company agrees that upon notice from the Underwriter that any excessive or short-term activity is disruptive to the fund(s), to use reasonable efforts to identify and deter such activities by an account holder and/or intermediary.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY          PIONEER FUNDS DISTRIBUTOR, INC.

By     /s/ James Davey                   By:    /s/ William F. O'Grady
       --------------------------------         --------------------------------
Name:  James Davey                       Name:  William F. O'Grady
Title: Vice President                    Title: Executive Vice President
                                                Distribution

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, Kl, K2, K3, K4
TK, TKl, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Eleven

                                   SCHEDULE B

In consideration of the services provided by the Company, the Underwriter, or one of its affiliates, agrees to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Fund under the Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

                                           SERVICE
FUND                                        FEES
---------------------------------------------------
CLASS A SHARES
Pioneer Fund                                0.55%
Pioneer High Yield Fund                     0.55%
Pioneer Mid Cap Value Fund                  0.55%
Pioneer Small Cap Value Fund                0.55%
Pioneer Strategic Income Fund               0.55%
CLASS R SHARES
Pioneer Fund                                0.75%
Pioneer High Yield Fund                     0.75%
Pioneer Mid Cap Value Fund                  0.75%
Pioneer Small Cap Value Fund                0.75%
Pioneer Strategic Income Fund               0.75%

                  AMENDMENT TO RETAIL PARTICIPATION AGREEMENT

THIS AMENDMENT is made and entered into as of the 31st day of October 2007 between Hartford Life Insurance Company (the "Company"), and Pioneer Funds Distributor, Inc. ("PFD"), a Massachusetts corporation and a member of the UniCredito Italiano banking group, register of banking groups (hereinafter the "Underwriter").

WHEREAS, the parties desire to amend the Agreement to allow for the addition of a certain Fund or Funds,

NOW, THEREFORE, the parties agree as follows:

1.   Schedules A and B shall be replaced by the attached Schedules A and B.

2. This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY       PIONEER FUNDS DISTRIBUTOR, INC.

By:     /s/ Jason Frain               By:     /s/ Steven M. Graziano
        ----------------------------          ------------------------------
Name:   Jason Frain                   Name:   Steven M. Graziano
Title:  Assistant Vice President      Title:  Executive Vice President
Date:   11/5/07                       Date:   October 31, 2007

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4, 401

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC,
Separate Account Two, Separate Account Eleven,
Separate Account Fourteen

                                   PORTFOLIOS

*   All Pioneer Class A, R and Y Shares

                                   SCHEDULE B

In consideration of the services provided by the Company, PFD agrees to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Portfolio under the Retail Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

                                                                SERVICE
PORTFOLIO                                                         FEES
--------------------------------------------------------------------------------
All Class A Shares                                                0.55
All Class R Shares                                                0.75
All Class Y Shares                                                0.15

                  AMENDMENT TO RETAIL PARTICIPATION AGREEMENT

THIS AMENDMENT, dated as of January 01, 2009 (the "Amendment"), between Hartford Life Insurance Company (the "Company") and Pioneer Funds Distributor, Inc. ("PFD"), a Massachusetts corporation and a member of the UniCredit Banking Group, register of banking groups, amends the Retail Fund Participation Agreement dated as of June 25, 2004, as amended an in effect as of the date hereof (the "Agreement") between the Company and PFD.

WHEREAS, the parties desire to amend the Agreement to correct an error in the Amendment to the Agreement dated October 31, 2007;

NOW, THEREFORE, the parties agree as follows:

1. Schedule B to the Agreement shall be replaced in its entirety by the attached Schedule B.

2.  The following new section is added to Section 8.1 of the Agreement:

     "(h) This Agreement will automatically renew for successive one year periods beginning January 1, 2009, unless a party terminates the Agreement pursuant to this Article VIII."

3.  The following new section is added to Section 8.4 of the Agreement:

     "(c) In the event of the insolvency or liquidation of Company, fees shall continue to be payable directly to Company or its liquidator, receiver, conservator or statutory successor, without diminution and reasonable provision for verification by Company or its liquidator, receiver, conservator or statutory successor."

4. This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument. Except as amended in this Amendment, the Agreement remains in full force and effect.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of January 01, 2009.

HARTFORD LIFE INSURANCE COMPANY

By:    /s/ Jamie Ohl
       -----------------------------------
Name:  Jamie Ohl
Title: Senior Vice President

PIONEER FUNDS DISTRIBUTOR, INC.

By:    /s/ [ILLEGIBLE]
       -----------------------------------
Name:
Title:

                                   SCHEDULE B

In consideration of the services proved by the Company, PFD agrees to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Accounts(s) in each Portfolio under the Retail Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

PORTFOLIO                                       SERVICE FEES
------------------------------------------------------------------------
All Class A Shares*                                 0.55
All Class R Shares                                  0.75
All Class Y Shares                                  0.15

------------

* With respect to Class A Shares of Pioneer Cash Reserves, the Service Fee shall be 45 basis points.

                                AMENDMENT NO. 3
                                     TO THE
                      RETAIL FUND PARTICIPATION AGREEMENT
                                 BY AND BETWEEN
                        HARTFORD LIFE INSURANCE COMPANY,
                                      AND
                        PIONEER FUNDS DISTRIBUTOR, INC.,

THIS AMENDMENT dated July 28, 2010 (the "AMENDMENT") to the Retail Fund Participation Agreement dated June 25, 2004 (together with all amendments, supplements and exhibits thereto, the "AGREEMENT") is made and entered into by and among Hartford Life Insurance Company ("HARTFORD") and Pioneer Funds Distributor, Inc., ("PFD"). Together, Hartford and PFD are referred to as the "PARTIES".

WHEREAS, THE Parties wish to amend the Agreement by deleting SCHEDULE B to the Agreement and replacing it with SCHEDULE B attached to this Amendment.

NOW, THEREFORE, the Parties hereby amend the Agreement as follows:

1. NEW SCHEDULE B. SCHEDULE B to the Agreement is hereby deleted in its entirety and replaced with a new SCHEDULE B attached hereto.

2. In all other respects, the terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the first date written above.

                                          HARTFORD LIFE INSURANCE COMPANY

                                          By:     /s/ Richard E. Cady
                                                  ----------------------------
                                          Name:   Richard E. Cady
                                          Title:  Assistant Vice President

                                          PIONEER FUNDS DISTRIBUTOR, INC.

                                          By:     /s/ Bill C. Taylor
                                                  ----------------------------
                                          Name:   Bill C. Taylor
                                          Title:  Senior Vice President

                                   SCHEDULE B

In consideration of the services provided by the Company, PFD agrees to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Portfolio under the Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

                                  COMPENSATION

Part I        Compensation for Distribution Services: (1)

CLASS A
12b-1 Fee = .25
CLASS C
12b-1 Fee = 1.00
CLASS R
12b-1 fee = .50
CLASS Y

Part II        Compensation for Administrative Services (2):

CLASS A
..30
CLASS C
..30
CLASS RETIREMENT
..30
CLASS Y
..20

------------

(1) "Distribution Services" means services provided by HLI or a Participating Firm related to activities primarily intended to result in: (1) selection by a Plan Representative of the Shares of one or more Funds for inclusion as an investment option under a Plan, or (2) investment in the Shares of one or more Funds by a Plan Representative on behalf of and/or at the direction of a Plan Participant. Distribution Services do not include Shareholder Services.

(2) "Shareholder Services" means services provided by HU or a Participating Firm to its Plan Representative or Plan Participant customers encompassed by the phrase "personal service and/or the maintenance of shareholder accounts" as referenced in NASD Conduct Rule 2830(b)(9) and having the meaning given to it in NASD Notice to Members 92-41.